UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

PAN GLOBAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 W. Nye Lane Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 983-1623

Savvy Business Support, Inc.

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

11 Broadway, Suite 615

New York, NY 10004

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2013, Pan Global, Corp., a Nevada corporation formerly known as Savvy Business Support, Inc. (the “Company”), entered into a Stock Exchange Agreement (the “Agreement”) with Pan Asia Infratech Corp., a Nevada corporation (“Pan Asia”).

Pursuant to the Agreement, the stockholders of Pan Asia agreed to transfer to the Company 100% of the outstanding capital stock of Pan Asia (consisting of 15,000 shares of common stock, no par value) in exchange for, on a pro rata basis, an aggregate of 90 million (90,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Share Exchange”). As a result of the Share Exchange, Pan Asia is to become a wholly-owned subsidiary of the Company and the business of Pan Asia is to become the business of the Company.

Pan Asia is a development stage company incorporated in Nevada on July 13, 2012 and its principal business is the development of projects and technologies in environmentally sustainable energy and infrastructure markets. Pan Asia intends to generate sales through consulting and project management fees, project development fees, revenue from operating or investing in energy and infrastructure facilities, and technology sales.

The Share Exchange was consummated on April 26, 2013. As permitted by Form 8-K, the Company intends to file a Form 8-K on May 2, 2013 pertaining to the consummation of the Share Exchange, including Form 10 information as required by Item 2.01 of Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2013, the Company sold a promissory note in the principal amount of $50,000 bearing interest at the rate of 8% per annum and maturing on the one year anniversary of the date of issuance. The Company may prepay the outstanding principal and interest of the promissory note without penalty. The Holder may (i) upon fifteen (15) days' written notice to the Company, declare the entire principal sum and all accrued and unpaid interest under the Note immediately due and payable and (ii) exercise any and all remedies provided under applicable law if (i) the Company fails to make a payment of principal and/or interest hereunder when due; or (ii) the Company breaches any other covenant or agreement under the Note; or (iii) the Company defaults under any other provision of the Note or under any guarantee or other agreement providing security for the payment of the Note; or (iv) the Company breaches any representation or warranty under the Note or any such guarantee or other agreement; or (v) there occurs the liquidation, dissolution, death or incompetency of the Company; or (vi) there occurs the sale of a material portion of the business and assets of the Company or by any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this Note; or (viii) the Company is declared to be in default by a court of competent jurisdiction or by an arbitrator for any reason.

The Note is unsecured and there are no recourse provisions in the Note that would enable the Company to recover from third parties.

Item 3.02 Unregistered Sales of Equity Securities.

On April 29, 2013, the Company and Brookstone Partners, LLC (“Brookstone”) entered into a Share Exchange Agreement pursuant to which Brookstone exchanged 180 million (180,000,000) shares of the Company’s Common Stock for 1.8 million (1,800,000) shares of the Company’s Series C Preferred Stock.

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The Company issued the aforementioned 1.8 million (1,800,000) shares of Series C Preferred Stock to Brookstone under Section 3(a)(9) of the Securities Act of 1933, as amended, due to the fact that (i) the Company is the same issuer of the Common Stock and the Series C Preferred Stock, (ii) no additional consideration was given to Brookstone for the exchange, (iii) Brookstone was an existing security holder of the Company and (iv) the Company did not pay any commission or remuneration for the exchange.

Stella Lumawag is the Managing Member of Brookstone and has voting and dispositive control of the shares held by Brookstone.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 26, 2013, the Company changed its name to Pan Global, Corp. pursuant to a Certificate of Amendment filed with the Secretary of State of Nevada on April 25, 2013.

Item 8.01 Other Events.

Series C Convertible Preferred Stock

On April 26, 2013, the Company filed a Certificate of Designations with the Secretary of State of Nevada therein designating five million (5,000,000) shares of the Company’s authorized preferred stock as “Series C Convertible Preferred Stock” (“Series C Preferred Stock”), effective April 29, 2013. According to the Certificate of Designations, each holder of Series C Preferred Stock shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series C Preferred Stock is first issued, to convert each share of Series C Preferred Stock into one (1) fully-paid and non-assessable share of Common Stock of the Company. Generally, the Series C Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock and (ii) any class or series of capital stock of the Company hereafter created (unless, with the consent of the holder(s) of Series C Preferred Stock). Except as otherwise provided by the Nevada Revised Statutes, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to one dollar ($1.00) per share.

The holders of shares of Series C Convertible Preferred Stock shall not be entitled to receive any dividends except a one-time special dividend of $0.001 per each outstanding share of Series C Preferred Stock payable by the Company to the holders thereof no earlier than the thirtieth (30th) day after the date of issuance of the Series C Preferred Stock to such holders but no later than the first anniversary date of the date of issuance of the Series C Preferred Stock to such holders, subject to the approval of the holders of the Company’s senior securities and satisfaction of the Nevada Revised Statutes.

The holders of the Series C Preferred Stock shall vote only on a share for share basis with our common stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada Revised Statutes. To the extent that under the Nevada Revised Statutes, the vote of the of the Series C Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series C Preferred Stock (except as otherwise may be required under the Nevada Revised Statutes) shall constitute the approval of such action by the class. To the extent that under the Nevada Revised Statutes, the holder of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to one (1) vote.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1(1)	Stock Exchange Agreement, dated April 25, 2013, between Savvy Business Support, Inc. and Pan Asia Infratech Corp.
3.1	Certificate of Amendment, effective April 26, 2013
3.2	Series C Convertible Preferred Stock Certificate of Designations, effective April 29, 2013
10.1	Share Exchange Agreement, dated April 29, 2013, by and between Pan Global, Corp. (formerly Savvy Business Support, Inc.) and Brookstone Partners, LLC
10.2	$50,000 8% Promissory Note, dated April 30, 2013, payable to Anatom Associates SA

(1)	The Company agrees to furnish supplementally with a copy of any omitted schedule to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN GLOBAL, CORP.
i
Dated: May 1, 2013	By:	/s/ BHARAT VASANDANI
Bharat Vasandani Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)

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